UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 7, 2021, GWG DLP Funding IV, LLC (“DLP IV”), an indirect subsidiary of GWG Holdings, Inc. (“GWG” or the “Company”), entered into a Fourth Amended and Restated Loan and Security Agreement with LNV Corporation, as lender, and CLMG Corp., as the administrative agent on behalf of the lenders under the agreement (the “Fourth Amended Facility”). The Fourth Amended Facility replaced a Third Amended and Restated Loan and Security Agreement, dated June 28, 2021, that previously governed the Company’s senior credit facility. The Fourth Amended Facility resulted in an additional advance of $30.3 million from LNV Corporation, paid on September 7, 2021.

Under the Fourth Amended Facility, all advances bear interest at a rate of the Benchmark Rate plus the Applicable Margin, or the Default Rate if an event of default has occurred and is continuing. For purposes of the Fourth Amended Facility, (i) the Benchmark Rate is the greater of (a) the sum of (i) the Federal Funds Rate plus (ii) one-half of one percent (0.50%) and (b) one and one half of one percent (1.50%); (ii) the Applicable Margin is seven and one half percent (7.50%); and (iii) the Default Rate is the Benchmark Rate plus nine and one half percent (9.50%).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set for in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: September 13, 2021	By:	/s/ Timothy Evans
	Name:	Timothy Evans
	Title:	Chief Financial Officer

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